BofI Holding, Inc. Assesses the Financial Impact from Tax Legislation

Company to Announce Second Quarter 2018 Results on January 30, 2018

SAN DIEGO, CA – (BUSINESSWIRE) – January 9, 2018 – BofI Holding, Inc. (NASDAQ: BOFI) (the “Company”), parent of BofI Federal Bank, has assessed the financial impact expected to result from the Tax Cuts and Jobs Act signed into law December 22, 2017. Based on currently available information, the Company expects to incur a one-time charge of approximately $8-$9 million, or $0.12-$0.14 per diluted share, against its deferred tax asset in the second quarter of fiscal 2018 ended December 31, 2017. The deferred tax asset revaluation relates primarily to the reduced value of deferred tax assets resulting from loan loss reserves.
The Company will receive the benefit of the reduced federal tax rate as of January 1, 2018, through a reduction in the average tax rate applied to the income earned in fiscal year 2018. The reduction in the federal corporate tax rate from 35% to 21%, starting January 1, 2018, will be partially offset by changes in deductions of certain state and local taxes. Based on currently available information, the Company estimates its GAAP combined federal and state effective tax rate for the remainder of fiscal year 2018 and for fiscal year 2019 to be as follows:

	9/30/2017	12/31/2017	3/31/2018	6/30/2018	6/30/2019
June 30 Fiscal Year End	Q1 2018*	Q2 2018	Q3 2018	Q4 2018	FY 2019
GAAP effective tax rate excluding DTA adjustment in Q2 2018	42%	29%-31%	35%-37%	35%-37%	28%-30%
*Q1 2018 reported tax rate
BOFI will host its second quarter 2018 earnings conference call on Tuesday, January 30, 2018 at 2:00 PM PT (5:00 PM ET). Earnings results will be available at approximately 1:00 PM PT (4:00 PM ET) on January 30, 2018.
Interested parties may access the live conference call by visiting BOFI’s website at bofiholding.com and clicking on the webcast link or by dialing toll-free number 877-407-8293. For those interested parties who may be unavailable to listen to the live broadcast, a replay will be available until March 2, 2018, at the Company’s website and telephonically by dialing toll-free number 877-660-6853, passcode 13674938.
About BofI Holding, Inc.
BofI Holding, Inc. is the holding company for BofI Federal Bank, a nationwide bank that provides financing for single and multifamily residential properties, small-to-medium size businesses in target sectors, and selected specialty finance receivables. With approximately $8.6 billion in assets, BofI Federal Bank provides consumer and business banking products through its low-cost distribution channels and affinity partners. BofI Holding, Inc.’s common stock is listed on the NASDAQ Global Select Market under the symbol “BOFI” and is a component of the Russell 2000® Index, the S&P SmallCap 600® Index, and the KBW Nasdaq Financial Technology Index. For more information on BofI Federal Bank, please visit bofifederalbank.com.

Forward-Looking Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including without limitation statements relating to the financial impact of the Tax Cuts and Jobs Act signed into law December 22, 2017, the valuation of BofI’s deferred tax assets, effective tax rates in the current and future periods, BofI’s performance and asset quality, BofI’s ability to grow and increase its business, diversify its lending, and the anticipated timing and financial performance of new initiatives. These forward-looking statements are made on the basis of the views and assumptions of management regarding future events and performance as of the date of this press release. Actual results and the timing of events could differ materially from those expressed or implied in such forward-looking statements as a result of risks and uncertainties, including without limitation changes in interest rates, inflation, government regulation, general economic conditions, conditions in the real estate markets in which we operate and other factors beyond our control. These and other risks and uncertainties detailed in BofI’s periodic reports filed with the Securities and Exchange Commission could cause actual results to differ materially from those expressed or implied in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and BofI undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Investor Relations Contact:
Johnny Lai, CFA
VP, Corporate Development and Investor Relations
Phone: 1-858-649-2218
Email: jlai@bofi.com